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                                                                   Exhibit 10.44

                         UNITED WISCONSIN SERVICES, INC.
                       1992 STOCK APPRECIATION RIGHTS PLAN
                             (Adopted July 1, 1998)

1. Purpose. The purpose of the United Wisconsin Services, Inc. 1992 Stock Appreciation Rights Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of United Wisconsin Services, Inc. (the "Corporation") (until the Effective Date, known as Newco/UWS, Inc.) and its subsidiaries, and to furnish incentives to such individuals through rewards upon the performance of the common stock of the Corporation. To this end, the Management Review Committee of the Corporation, or such other committee as determined by the Board of Directors (the "Committee") may grant stock appreciation rights ("SARs") to officers and other key employees of the Corporation and its subsidiaries, on the terms and subject to the conditions set forth in this Plan.

         This Plan is being created in connection with the distribution (the "Distribution"), by the corporation formerly known as United Wisconsin Services, Inc., of shares in connection with the spin-off of the managed care and specialty products business to the Corporation and the assumption by the Corporation of the United Wisconsin Services, Inc. name. In connection with the Distribution, SARs will be issued under the Plan in substitution for SARs issued under the 1992 Stock Appreciation Rights Plan maintained by the corporation formerly known as United Wisconsin Services, Inc., (the "Prior Plan") effective as of the date of the Distribution (the "Distribution Date").

2. Participants. Participants in the Plan shall consist of such officers and employees of the Corporation and its subsidiaries as the Committee in its sole discretion may select from time to time to receive stock appreciation rights. In determining the officers and employees to whom stock appreciation rights will be granted, the Committee shall take into account the duties of the respective officers and employees, their past, present and potential contributions to the success of the Corporation, their level of responsibility for the growth, development and financial success of the Corporation, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the Plan.

3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall consist of not less than two members of the Board of Directors. All members of the Committee shall be "Non-Employee Directors". Non-Employee Director, as defined in rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Exchange Act, means a director who (i) is not currently an officer or otherwise employed by the Company or any Affiliate, (ii) does not receive compensation for consulting services or in any


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         other capacity from the Company in excess of $60,000 in an one year,
         (iii) does not possess an interest in and is not engaged in business relationships required to be reported under Items 404(a) or 404(b) of Regulation S-K promulgated under the Exchange Act and (iv) is an Outside Director as defined in Treas. Reg. 1.162-27. Subject to the provisions of the Plan, the Committee shall have sole discretion and authority (i) to determine which officers and employees of the Corporation and its subsidiaries shall be eligible for participation in the Plan; (ii) to select officers and employees to receive grants under the Plan; (iii) to determine the number of stock appreciation rights subject to the grant, the conditions of exercise, the fair market value of the common stock of the Corporation for purposes of the Plan, and all other terms and conditions of any grant; and (iv) to prescribe the form of agreement, certificate or other instrument evidencing the grant. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons, provided, however, that the Committee shall not exercise such authority in a manner adversely and significantly affecting stock appreciation rights previously granted unless the action taken is required to comply with any applicable law or regulation.

4. Effective Date and Term of Plan. The Plan shall be effective as of the Distribution Date. The Plan shall terminate only by action of the Board of Directors. No further grants may be made under the Plan after its termination, but the termination of the Plan shall not adversely and significantly affect the rights of any participant under, or the authority of the Committee with respect to, any grants made prior to termination unless the action taken is required to comply with any applicable law or regulations.

5. Number of Stock Appreciation Rights Subject to the Plan. Subject to adjustment as provided in paragraph 7 hereof, the aggregate number of stock appreciation rights which may be granted under the Plan shall not exceed 150,000, multiplied by a fraction (the "Adjustment Factor") the numerator of which is the Market Price of the common stock of the corporation formerly known as United Wisconsin Services, Inc. on the Distribution Date and the denominator of which is the Market Price of Corporation common stock on the day after the Distribution Date. The "Market Price" of a security is defined to be the closing sales price of such security as reported on the NYSE Composite Tape. Each stock appreciation right evidences the right upon exercise to receive payment from the Corporation of the amount set forth in Section 6(d) hereof. Whenever stock appreciation rights granted under the Plan can no longer under any circumstances be exercised, these

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         stock appreciation rights shall be available for additional grants under the Plan. Stock appreciation rights which are exercised shall thereafter be canceled and retired.

6.       Stock Appreciation Rights.

         (a) Grants. Stock appreciation rights entitling the grantee to receive cash equal to the sum of (i) the appreciation in value and (ii) the value of dividends paid on a stated number of shares of common stock of the Corporation between the date of grant and the date of exercise may be granted without consideration from time to time to such officers and employees of the Corporation and its subsidiaries as may be selected by the Committee.

         (b) Terms of Grant and Exercise: General. The grantee's rights with respect to stock appreciation rights granted shall vest three years after the date of grant as to 50% of the stock appreciation rights; the remaining 50% of the stock appreciation rights granted shall vest six years after the date of grant. Notwithstanding the above, the Committee has the sole discretion to alter the time in which previously granted SARs vest in the event a grantee becomes disabled, retires or dies; provided, however, that no previously granted SARs vest prior to six months from the date of grant. Stock appreciation rights are exercisable in whole or in part provided all of the following conditions are met at the time of exercise: (i) the stock appreciation rights to be exercised are vested; (ii) the stock appreciation rights are exercised only during the period beginning on the third business day following the date of release of the Corporation's quarterly or annual summary statements of revenues and earnings and ending on the thirtieth day following such date (the "Exercise Date"); (iii) the stock appreciation rights are exercised prior to the expiration of twelve years from the date of grant; and (iv) the grantee is employed by the Corporation or any present or future parent or subsidiary of the Corporation at the time of exercise. Stock appreciation rights not exercised on or before the close of business twelve years from the date of grant shall automatically expire and the stock

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                  appreciation rights shall become void. The Committee may at the time of grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for compliance with Section 16. SARs may be granted under this Plan in substitution for SARs issued under the Prior Plan. For purposes of this Plan, the date of grant shall mean, with respect to such substituted SARs, the date such SARs were originally granted under the Prior Plan. The number of substituted SARs issued under this Plan to any Participant shall be determined by multiplying the number of outstanding SARs on the Distribution Date by the Adjustment Factor. The grant price of such substituted SARs shall be determined by dividing the grant price on the Distribution Date by the Adjustment Factor.

         (c) Terms of Grant and Exercise: Termination of Employment or Death. If a grantee ceases to be employed by the Corporation or any of its subsidiaries for any reason other than death, any stock appreciation right held by such grantee may be exercised only on the Exercise Date immediately following the date of such cessation of employment, but only with respect to that number of stock appreciation rights which were exercisable immediately prior to the date of cessation of employment.

                  If a grantee ceases to be employed by the Corporation or any of its subsidiaries by reason of death, or dies after termination of his employment by the Corporation or any of its subsidiaries but prior to the Exercise Date immediately following thereto, any stock appreciation right held by such grantee which was exercisable by the grantee immediately prior to his or her death, may be exercised by the grantee's personal representative or executor of his or her estate on an Exercise Date so long as such Exercise Date is during the period ending on the earlier of the first anniversary of the date of such grantee's death or the date of expiration of such stock appreciation rights.

                  The Committee has the sole discretion to alter the time in which previously granted SARs vest

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                  in the event a grantee becomes disabled, retires or dies;
                  provided, however, that no previously granted SARs vest prior to six months from the date of grant.

         (d) Payment on Exercise. Upon exercise of a stock appreciation right, the grantee shall be paid within five business days an amount in cash equal to the sum of (i) the amount by which the fair market value of one share of the Corporation's common stock on the date of exercise exceeds the date of grant value thereof multiplied by the number of stock appreciation rights being exercised and (ii) the value of the cash dividends associated therewith. The value of the cash dividends associated with exercised stock appreciation rights shall be equal to the actual cash dividend paid on a share of common stock between the date of grant and the date of exercise, plus annual interest earned on the dividend paid between the date the cash dividend is paid and the date of exercise, multiplied by the number of stock appreciation rights being exercised. Annual interest shall be reset annually and shall be at the rate of the one year Treasury Bill as of September 30th of the prior year plus 150 basis points; provided, however, the annual interest rate shall in no event be less than 7.00% or greater than 10.00% per annum.

                  For purposes of this paragraph, the fair market value of a share of common stock of the Corporation shall be determined using the first of the following rules which apply:

                  (A) During such time as the Corporation's common stock is traded on the New York Stock Exchange (the "Exchange"), the closing price of the Corporation's common stock on the Exchange; or

                  (B) If the Corporation's common stock is not then traded on the Exchange, the mean between the published bid and asked prices of the common stock of the Corporation if the common stock of the Corporation was then traded on a bona fide over-the-counter market; or

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                  (C)      If the common stock of the Corporation was not traded
                           on the Exchange or on a bona fide over-the-counter market, a value determined by an appraiser selected by the Committee.

                  In the event that the date of exercise of a stock appreciation right is a date for which there were no sales of the Corporation's common stork if the stock is traded on the Exchange, such fair market value shall be determined by taking an average of the closing prices on the nearest day before and the nearest day after the exercise date. In the event that the date of exercise of a stock appreciation right is a date for which there is no published bid and asked prices if the stock is traded on the over-the-counter market, such fair market value shall be determined by referring to the next preceding business day on which trading occurs or on which published prices are available.

         (e) Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

7. Adjustments for Changes in Capitalization, Etc. The terms and conditions of stock appreciation rights shall be subject to adjustment by the Committee in its sole discretion as to the number, kind and date of grant value in the event of changes in the outstanding common stock of the Corporation by reason of stock dividends, stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization occurring after the date of the grant of any stock appreciation right, provided that if the Corporation shall change its common stock into a greater or lesser number of shares through a stock dividend, stock split up, or combination of shares, outstanding rights shall be adjusted proportionately, consistent with existing law and regulation, to prevent inequitable results.

8. Effect of Liquidation, Merger, Consolidation or Other Events. Nothing contained in the Plan or in the terms of any stock appreciation rights granted under the Plan shall in any way prohibit the Corporation from merging with or consolidating

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         into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all of its assets to its shareholders in liquidation, or from dissolving and terminating its corporate existence; and in any such event, all outstanding stock appreciation rights granted under the Plan which have vested shall be deemed to have been exercised at the time of any such merger, consolidation, sale or transfer of assets, liquidation, or dissolution, except to the extent that any agreement or undertaking of any party to such merger, consolidation, or sale or transfer of assets, or any plan pursuant to which such liquidation or dissolution is effected, shall make specific provision to continue such stock appreciation rights and the rights of such person or persons entitled to exercise such stock appreciation rights.

9. Amendment and Termination of Plan. The Plan may be amended or terminated by the Board of Directors of the Corporation in any respect; provided, however, the Board shall not exercise such authority in a manner adversely and significantly affecting stock appreciation rights previously granted unless the action taken is required to comply with any applicable law or regulation.

10.      Miscellaneous.

         (a) No Right to a Grant. Neither the adoption of the Plan nor any action of the Board of Directors or of the Committee shall be deemed to give any officer or employee any right to be selected as a participant or to be granted a stock appreciation right.

         (b) No Rights as Shareholder. No officer or employee shall have any rights of any kind as a shareholder of the Corporation with respect to stock appreciation rights.

         (c) Employment. Nothing contained in this Plan shall be deemed to confer upon any officer or employee any right of continued employment with the Corporation or any of its subsidiaries or to limit or diminish in any way the right of the Corporation or any such subsidiary to terminate his or her employment at any time with or without cause.

         (d) Taxes. The Corporation shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to

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                  the Corporation prior to and as a condition of making such payment.

         (e) Nontransferability. No stock appreciation right shall be transferable except by will or the laws of descent and distribution. During the grantee's lifetime, stock appreciation rights shall be exercisable only by such grantee.



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